EXHIBIT 23.1

                              CONSENT OF ATTORNEYS

      Reference is made to the Registration Statement of Security Devices, Inc. on Form SB-2 whereby a number of selling shareholders propose to sell up to 4,782,120 shares of the Company's common stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                       Very truly yours,

                                       HART & TRINEN, L.L.P.



                                       /s/ William T. Hart
                                       William T. Hart

Denver, Colorado
September 10, 2007